================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            KOS PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

               FLORIDA                                   65-0670898
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

     1001 BRICKELL BAY DRIVE, SUITE 2502
              MIAMI, FLORIDA                               33131
 (Address of principal executive office)                 (zip code)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                Name of each exchange on which
             to be so registered                  each class is to be registered
                  NONE                                      NONE

         Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                                (Title of class)

================================================================================

                            KOS PHARMACEUTICALS, INC.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's Common Stock, par value $.01 per share, appearing under the caption "Description of Capital Stock" in the Prospectus included as a part of the Registrant's Registration Statement on Form S-1, File No. 333-17991, filed with the Securities and Exchange Commission on December 17, 1996 (the "Form S-1 Registration Statement") is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The following exhibits are filed herewith:

         1. Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement)

         2. Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement)

         3.       Form of Common Stock certificate of the Company.

                  ---------------------

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 KOS PHARMACEUTICALS, INC.



                                 By:/S/ DANIEL M. BELL
                                    ------------------------------------------
                                    Daniel M. Bell, Chief Executive Officer

                                 Date:      February 25, 1996

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER            DESCRIPTION
       --------          -----------

         4.2      Form of Common Stock certificate of the Company.